iLink Telecom, Inc.
             Suite 201 - 1190 Hornby Street, Vancouver, B.C. V6Z 2K5
         Tel: (604) 232-0394 Fax: (604) 801-5580 email: ir@ilinktele.com


February 27th, 1999

Attention:        Mr. Amar Bahadoorsingh, President, Devmar Holdings Ltd.

RE:               iLink Telecom, Inc. & Devmar Holdings Ltd. Management Contract

Dear Mr. Bahadoorsingh:

This document is to outline the terms of the management contract that Devmar Holdings Ltd. ("Devmar") will undertake on behalf of iLink Telecom, Inc. Devmar Holdings Ltd. is a wholly owned holding corporation owned by Mr. Bahadoorsingh.


Mr. Bahadoorsingh will act as Director, President and Chief Executive Officer, effective April 1, 1999. This contract will be in place for five years. Either party shall be entitled to terminate this consulting agreement by providing the other party with four calendar weeks written notice.

For this, Devmar will be remunerated a sum of $5,000 USD per month plus GST, with a management review on a semi-annual basis.

Devmar will be expected to provide:

1.       Strategic planning to iLink Telecom, Inc.;
2.       Financial planning and development pro-forma cash projections;
3.       Expertise relating to Mergers and Acquisitions;
4.       Management expertise;
5.       The hiring and staffing of iLink Telecom, Inc.;
6.       Mr. Bahadoorsingh acting as a director of iLink Telecom, Inc.;
7.       Assembling a Board of Directors for iLink Telecom, Inc.;
8.       Developing a corporate hierarchy for iLink Telecom, Inc.;
9.       Provide direction for the corporate governance of iLink Telecom, Inc.;
         and,
10. Utilize the funds within iLink Telecom, Inc. to develop a business that is parallel to the business plan and business model that iLink has created.

Mr. Bahadoorsingh is declaring that he also has similar consulting agreement with two private organizations in unrelated fields.

A signed copy of this document signifies acceptance of these terms.





Peter Shriber                                 Devmar Holdings Ltd.
Director                                      Per: Amar Bahadoorsingh, President